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                                                                       1998
                                                                 Management
                                                             Incentive Plan
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                                                                       1998
                                                  MANAGEMENT INCENTIVE PLAN


The realignment of United HealthCare into six strategically aligned, but independent business segments established a framework for our company's ongoing growth and opportunity well into the next century. One of the principal advantages the new structure offers is the capability to leverage our considerable resources and capacity, while still nurturing and sustaining the entrepreneurial spirit that brought us to where we are today.

Our compensation programs have been and will continue to be structured to encourage leaders to strive for and be rewarded for excellence and continuous improvement. The belief in pay for performance is inherent in our culture. The 1998 Management Incentive Program carries this philosophy forward within the framework of our new organization by aligning incentive pools and measurement goals not only with overall company and individual results, but also more closely with business segment and business/corporate unit results.

We will measure our success against the goals we set for ourselves, not against the benchmarks or predictions set by Wall Street. To be truly great, we must reach for the future. We must believe in ourselves and in what we are capable of achieving.

This is and will continue to be a challenging year. While part of our energies must go into continuing to shape and construct our new organization, we also must achieve even higher levels of growth and financial performance in a dynamic and competitive environment. We must deliver high quality service and improved product choices for our customers. And we must remain focused on appropriate health care delivery, operating and medical cost trends.

As leaders of United HealthCare, we set the standards of excellence for the organization. I believe we can achieve great things.

                                           William W. McGuire, MD
                                           President, Chairman and
                                           Chief Executive Officer


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                                                                       1998
                                                  MANAGEMENT INCENTIVE PLAN
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OVERVIEW

Annual management incentive plan funding and payout amounts are determined by the overall performance of United HealthCare, as well as the performance of your Business Segment, Business Unit/Corporate or Enterprise Services group and your individual performance as compared to the goals and objectives established in our internal business planning process as shown in the diagram on page 4 and as described below:

1) The OVERALL PERFORMANCE OF UNITED HEALTHCARE will be measured by accomplishment of strategic initiatives, employment of capital and resources, market valuation, merger and acquisition activity, and public image and recognition, as well as financial results in the following categories: earnings, earnings per share, revenue, operating costs, medical care ratio, growth and membership. Strategic and financial goals have been determined by the Office of the Chairman and are imbedded in our current year operating plans.

2) United HealthCare is now organized into six business segments. The OVERALL FINANCIAL AND STRATEGIC PERFORMANCE OF EACH BUSINESS SEGMENT WILL BE DETERMINING FACTORS FOR EACH BUSINESS SEGMENT AND BUSINESS UNIT PARTICIPANT. If you are part of a United HealthCare business segment, your strategic and financial goals will be determined jointly by Senior Leaders and the Office of the Chairman.

3) The OVERALL FINANCIAL AND STRATEGIC PERFORMANCE OF YOUR BUSINESS UNIT/ CORPORATE OR ENTERPRISE SERVICES GROUP WILL BE CONSIDERED. If you are part of a business unit, goals will be developed jointly by your Senior Leader and the person to whom they report. If you are part of the corporate or enterprise services group, goals will be established by the appropriate Senior Leader and the person to whom they report.

4) INDIVIDUAL PERFORMANCE and accomplishment of individual goals and objectives are also considered in determining incentive awards.

All four performance measures are used to determine incentive pools and incentive awards. This blend of performance measurements helps ensure that all of United HealthCare works together toward common goals and allows us the greatest opportunities for success professionally and personally. The company's internal targeted goals and measures always exceed the externally anticipated results held by the investment community.


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


                            OVERVIEW OF THE MIP PROCESS


The diagram below graphically depicts the MIP program process detailed above.






                                      [DIAGRAM]






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INCENTIVE POOLS

Incentive pools for 1998 will be more closely aligned with the results of the business segments and business units to reflect the operational realignment of the organization. Performance against the internal goals at these levels and the company's overall performance will determine the size of the incentive pools. Corporate and Enterprise Service units will be aligned with overall company performance and the results of their unit objectives.

INCENTIVE TARGETS

Incentives are an important part of your total compensation package. Each participant is assigned an MIP Incentive Target percent. This target percent is determined by your grade, overall level of responsibility within the organization and market competitiveness.


The calculation of the incentive pools will generally be determined as follows with the final decision on incentive pools subject to the discretion of the company's top management:



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                    GENERAL DETERMINERS OF INCENTIVE POOLS
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  ORGANIZATION LEVEL                    OVERALL COMPANY          BUSINESS SEGMENT       BUSINESS UNIT       CORP. & ENTERPRISE
                                            RESULTS                  RESULTS               RESULTS           SERVICES RESULTS
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
  CORPORATE & ENTERPRISE
  SERVICES LEADERS AND MANAGERS:            Critical              Very Important        Very Important           Critical
  Incentive pool will be
  primarily based on overall
  United HealthCare Results and
  results of
  Corporate/Enterprise Services
  Scorecard.

  BUSINESS SEGMENT LEADERS AND
  MANAGERS:                              Very Important              Critical              Critical             Important
  The incentive pool will be
  primarily based on the
  performance of your business
  segment and units and the
  overall company


  BUSINESS UNIT LEADERS AND
  MANAGERS:                                Important              Very Important           Critical             Important
  The incentive pool will be
  primarily based on the
  performance of your business
  unit with consideration of the
  overall business segment
  performance.
------------------------------------------------------------------------------------------------------------------------------


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Your targeted incentive award is determined by your eligible base earnings paid during the fiscal year multiplied by your MIP Target percent (or prorated target percent if it changed during the year).

Your senior business leader will communicate this year's overall company, business segment, business unit/corporate or enterprise services and individual goals.


MIP PROGRAM

STEP 1 - ESTABLISHMENT OF TOTAL INCENTIVE POOL

At the end of United HealthCare's fiscal year, the Compensation and Stock Option Committee of the Board of Directors will review the overall financial and strategic results of each business segment in order to determine the overall company performance and the total amount available in the incentive pool.

The Compensation and Stock Option Committee will approve an incentive pool amount.


STEP 2 - ESTABLISHMENT OF BUSINESS SEGMENT, CORPORATE & ENTERPRISE SERVICES
POOLS

Business segment and business unit performance will play an increased role in determining incentive pools. Once the company overall incentive pool is established, Senior Leaders will determine the performance and incentive pools specific to the business segments.

The ratings for determining incentive pool amounts for individual business segments and units may exceed or be less than that of the overall company rating.

STEP 3 - ESTABLISHMENT OF BUSINESS UNIT POOLS

Business segment senior leaders and corporate top management will be responsible for allocating the pools among the business units and corporate divisions based on their relative performance.


STEP 4 - ESTABLISHMENT OF INDIVIDUAL INCENTIVE PAYMENTS

After pools are established and allocated to each entity, management will then shift the focus to the individuals in their groups to determine individual
incentive awards.   Incentive awards will be  based on individual performance
and accomplishment of objectives.


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ELIGIBILITY

Generally, full-time regular employees grade 28 and above are eligible for MIP awards. At this level, positions are directly accountable for meeting key corporate/enterprise, business segment or business unit objectives, generally manage staff, and determine and manage financial resources and budgets. Certain positions are not eligible for MIP due to participation in other incentive plans, even if they meet the eligibility criteria.

- If you were hired or promoted during the year to an MIP eligible position, your participation will be prorated for the time you serve as an eligible employee. New hires and promotions to MIP eligible positions in the FOURTH QUARTER of a plan year are eligible for the plan in the following year but are not eligible to participate in the plan for the current year.
     However, employees who were eligible for the performance incentive plan
     (PIP) or business incentive plan (BIP) prior to their promotion in the fourth quarter are eligible for a year-end PIP or BIP award.

- Participants eligible for a full or partial year MIP award are not eligible for PIP or BIP.

- If you are promoted to a position that carries a higher management incentive target, any incentive paid to you would be based on a combination of both your existing and new incentive targets. The targets are weighted according to the time you held each position. Your bonus is based on your eligible fiscal year base earnings and MIP target (prorated if necessary).

- If you are on leave of absence during the performance measurement period, any pay received during the leave (e.g., short term disability) will not be included in your eligible base earnings for purposes of calculating the amount of the incentive payment.

- If a participant transfers during the year from an MIP eligible position to a non-eligible position (e.g. sales), they will not be eligible for a partial MIP incentive. Employees must be classified as eligible at year-end to receive an MIP award.

- If an MIP participant is reclassified to part-time or temporary status, they are eligible for an MIP award in the current year if the reclassification occurs after year-end.

- MIP payout for employees rehired in the same MIP year will only be based on eligible base earnings from the employees date of re-hire. Earnings from service prior to their rehire date will not be considered.

- To be eligible for a management incentive payment, you must be an active employee at the time such payments are made. Employees who terminate employment prior to the date incentive awards are paid-out are not eligible for any awards. If you are on a leave of absence and are scheduled to receive an incentive, you will receive that award upon your return to work. Employees who do not return to work from leave are not eligible to receive an incentive award.

EMPLOYEES ON FORMAL DISCIPLINARY ACTION ARE NOT ELIGIBLE FOR AN INCENTIVE
PAYMENT.

The senior vice president of Human Resources will determine any exceptions to eligibility guidelines.

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401(K) PLAN AND ESOP CONTRIBUTIONS

Management Incentive Plan payments are considered compensation under the United HealthCare 401(k) plan and Employee Stock Ownership Plan. In addition, incentive payments are included in benefits compensation for employees enrolled in the flexible benefit plans.

However, management incentive payments are not eligible for contributions to the United HealthCare Employee Stock Purchase Plan.



PAYMENTS


Management Incentive Plan payments generally are made during the first quarter following the close of the corporate and business segment books for the fiscal year.

For questions regarding the Management Incentive Plan, contact your manager, the head of your business unit or your human resources generalist.



THERE IS NO GUARANTEE THAT ANY MANAGEMENT INCENTIVE PLAN PAYOUTS WILL BE MADE. UNITED HEALTHCARE HAS THE EXCLUSIVE AND BINDING DISCRETION TO AMEND, TERMINATE OR INTERPRET THE TERMS OR CONDITIONS OF THE MANAGEMENT INCENTIVE PLAN AT ANY TIME AND WITHOUT NOTICE. CHANGES TO THIS PLAN MUST BE MADE IN WRITING BY THE SENIOR VICE PRESIDENT OF HUMAN RESOURCES OR THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. UNITED HEALTHCARE ALSO HAS THE DISCRETION TO UNILATERALLY MAKE BOTH LEGAL AND FACTUAL DETERMINATIONS REGARDING THE PLAN. THIS MANAGEMENT INCENTIVE PLAN IS NOT AND SHALL NOT BE DEEMED TO BE AN ENFORCEABLE CONTRACT OR AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF ERISA.


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